                                  ON LETTERHEAD



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the use of our report dated February 5, 1997 on our audit of the financial statements of Winners All International, Inc. as of July 31, 1996 and 1995, and to all references to our firm included in the Form 10-K for fiscal year ended July 31, 1996 and incorporated by reference in the Form S-8 registration statement of Winners All International, Inc.



 /Joel S. Baum/
Joel S. Baum, CPA, P.A.
February 19, 1997



                                    10 of 10